# PACIFIC ECOSOLUTIONS, INC.
# FINANCIAL STATEMENTS
# September 30, 2006

## CONTENTS

# *Williams & Webster, P.S.*

*Certified Public Accountants & Business Consultants*

Board of Directors
Pacific EcoSolutions, Inc.
Richland, WA

**REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM**

We have audited the accompanying balance sheets of Pacific EcoSolutions, Inc. as of September 30, 2006 and 2005, and the related statements of income, stockholder's equity and cash flows for the years ended September 30, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific EcoSolutions, Inc. as of September 30, 2006 and 2005, and the results of its operations, stockholder's equity and its cash flows for the years ended September 30, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

Williams & Webster, P.S.

Williams & Webster, P.S.
*Certified Public Accountants*
Spokane, Washington
December 28, 2006

*Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA*
*Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201*
*Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com*

PACIFIC ECOSOLUTIONS, INC.
BALANCE SHEETS

| | September 30, 2006 | September 30, 2005 |
|---|---|---|
| **ASSETS** | | |
| CURRENT ASSETS | | |
| Cash | $ 19,891 | $ 19,194 |
| Accounts receivable, net | 2,088,972 | 697,496 |
| Accounts receivable, related party | 93,161 | - |
| Prepaid expenses | 114,031 | 242,413 |
| Accrued customer legacy waste revenue, net | 257,194 | 1,408,827 |
| Unbilled revenue earned | 830,238 | 1,319,802 |
| Deferred financing costs | 330,149 | - |
| Deferred tax asset | 189,040 | 60,409 |
| Other current assets | 74,422 | 84,531 |
| TOTAL CURRENT ASSETS | 3,997,098 | 3,832,672 |
| PROPERTY AND EQUIPMENT | | |
| Property, plant and equipment, net | 4,954,395 | 4,534,227 |
| Land | 50,000 | 50,000 |
| TOTAL PROPERTY AND EQUIPMENT | 5,004,395 | 4,584,227 |
| OTHER ASSETS | | |
| Intangibles, net | 3,866,809 | 4,190,166 |
| Investments | - | 4,200 |
| TOTAL OTHER ASSETS | 3,866,809 | 4,194,366 |
| **TOTAL ASSETS** | $ 12,868,302 | $ 12,611,265 |
| **LIABILITIES AND STOCKHOLDER'S EQUITY** | | |
| CURRENT LIABILITIES | | |
| Accounts payable | $ 345,180 | $ 1,023,993 |
| Related party payable | - | 36,371 |
| Line of credit | - | 1,500,000 |
| Accrued contract labor | 344,919 | 308,304 |
| Legacy waste contracts | 197,781 | 423,588 |
| Unearned revenue | 48,770 | 44,695 |
| Other current liabilities | 379,135 | 113,997 |
| Current portion of long-term debt | 297,675 | 13,101 |
| Income tax payable | 394,137 | 691,166 |
| TOTAL CURRENT LIABILITIES | 2,007,597 | 4,155,215 |
| LONG-TERM LIABILITIES | | |
| Notes payable, net of current portion | 3,467,424 | 2,365,099 |
| Legacy waste contracts | 1,108,661 | 1,813,812 |
| Deferred tax liability, net of current portion | 1,391,818 | 977,717 |
| Accrued asset retirement obligation | 776,431 | 214,844 |
| TOTAL LONG-TERM LIABILITIES | 6,744,334 | 5,371,472 |
| TOTAL LIABILITIES | 8,751,931 | 9,526,687 |
| COMMITMENTS AND CONTINGENCIES | - | - |
| STOCKHOLDER'S EQUITY | | |
| Common stock, $0.0001 par value, 10,000,000 shares authorized; 3,806,540 shares issued and outstanding | 381 | 381 |
| Additional paid-in capital | 1,657,356 | 1,253,459 |
| Retained earnings | 2,458,634 | 1,830,738 |
| TOTAL STOCKHOLDER'S EQUITY | 4,116,371 | 3,084,578 |
| **TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY** | $ 12,868,302 | $ 12,611,265 |

The accompanying notes are an integral part of these financial statements.

PACIFIC ECOSOLUTIONS, INC.
STATEMENTS OF INCOME

| | Fiscal Year Ended September 30, 2006 | Fiscal Year Ended September 30, 2005 |
|---|---|---|
| REVENUES | | |
| Waste processing | $ 13,038,849 | $ 12,615,926 |
| COST OF REVENUES | 8,477,881 | 7,432,955 |
| GROSS PROFIT | 4,560,968 | 5,182,971 |
| EXPENSES | | |
| Marketing and related labor expenses | 247,754 | 183,198 |
| Bad debt expenses | 553,648 | 172,433 |
| Depreciation and amortization | 639,183 | 546,442 |
| Wages and contract labor | 693,979 | 506,905 |
| Other operating expenses | 1,107,952 | 1,495,637 |
| TOTAL OPERATING EXPENSES | 3,242,516 | 2,904,615 |
| INCOME FROM OPERATIONS | 1,318,452 | 2,278,356 |
| OTHER INCOME (EXPENSE) | | |
| Interest income | - | 628 |
| Interest expense | (339,853) | (245,372) |
| Other income | 41,634 | 84,582 |
| TOTAL OTHER INCOME (EXPENSE) | (298,219) | (160,162) |
| INCOME BEFORE INCOME TAXES | 1,020,233 | 2,118,194 |
| INCOME TAX EXPENSE | | |
| Current | (392,337) | (691,166) |
| Deferred | - | (192,857) |
| | (392,337) | (884,023) |
| NET INCOME | $ 627,896 | $ 1,234,171 |
| BASIC AND DILUTED NET INCOME PER SHARE | $ 0.16 | $ 0.32 |
| WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING BASIC AND DILUTED | 3,806,540 | 3,806,540 |

The accompanying notes are an integral part of these financial statements.

PACIFIC ECOSOLUTIONS, INC.
STATEMENT OF STOCKHOLDER'S EQUITY

| | COMMON STOCK | | ADDITIONAL PAID-IN | RETAINED | |
|---|---|---|---|---|---|
| | SHARES | AMOUNT | CAPITAL | EARNINGS | TOTAL |
| Issuance of common stock less $21,057 in financing costs on formation of the corporation | 3,806,540 | $ 381 | $ 1,253,459 | $ - | $ 1,253,840 |
| Net income for the two months ended September 30, 2004 | - | - | - | 596,567 | 596,567 |
| Balances, September 30, 2004 | 3,806,540 | 381 | 1,253,459 | 596,567 | 1,850,407 |
| Net income for the year ended September 30, 2005 | - | - | - | 1,234,171 | 1,234,171 |
| Balances, September 30, 2005 | 3,806,540 | 381 | 1,253,459 | 1,830,738 | 3,084,578 |
| Contribution of capital by parent | - | - | 403,897 | - | 403,897 |
| Net income for the year ended September 30, 2006 | - | - | - | 627,896 | 627,896 |
| Balances, September 30, 2006 | 3,806,540 | $ 381 | $ 1,657,356 | $ 2,458,634 | $ 4,116,371 |

The accompanying notes are an integral part of these financial statements.

PACIFIC ECOSOLUTIONS, INC.
STATEMENTS OF CASH FLOWS

| | | Fiscal Year Ended September 30, 2006 | | Fiscal Year Ended September 30, 2005 |
|---|---|---|---|---|
| **CASH FLOWS FROM OPERATING ACTIVITIES:** | | | | |
| Net income | $ | 627,896 | $ | 1,234,171 |
| Adjustments to reconcile net income | | | | |
| to net cash provided by operating activities: | | | | |
| Depreciation and amortization | | 639,183 | | 546,442 |
| Bad debt expense | | 553,648 | | 172,433 |
| Contribution of capital by parent | | 403,897 | | - |
| Deferred liabilities | | 285,470 | | 192,857 |
| Changes in assets and liabilities: | | | | |
| Accounts receivable | | (1,391,476) | | 665,747 |
| Related party receivable | | (93,161) | | (220,091) |
| Accrued customer legacy waste revenues | | 597,985 | | (1,535,399) |
| Prepaid expenses | | 128,382 | | (42,795) |
| Unbilled revenue earned | | 489,564 | | (961,273) |
| Other current assets | | 10,109 | | (84,316) |
| Accounts payable | | (678,813) | | 507,391 |
| Unearned revenue | | 4,075 | | 44,695 |
| Accrued contract labor | | 36,615 | | 131,209 |
| Accrued customer legacy waste expenses | | (225,807) | | 423,588 |
| Income tax payable | | (297,029) | | 396,445 |
| Legacy waste contracts | | (705,151) | | (188,188) |
| Other current liabilities | | 252,037 | | (169,653) |
| Net cash provided by operating activities | | 637,424 | | 1,113,263 |
| **CASH FLOWS FROM INVESTING ACTIVITIES:** | | | | |
| Acquisition of property and equipment | | (174,407) | | (2,921,058) |
| Reduction in investments | | 4,200 | | - |
| Net cash used by investing activities | | (170,207) | | (2,921,058) |
| **CASH FLOWS FROM FINANCING ACTIVITIES:** | | | | |
| Payments on notes payable | | (100,000) | | (113,399) |
| Related party payable | | (36,371) | | 294,721 |
| Proceeds from line of credit | | - | | 1,500,000 |
| Deferred financing costs | | (330,149) | | - |
| Net cash provided (used) by financing activities | | (466,520) | | 1,681,322 |
| Net increase in cash | | 697 | | (126,473) |
| Cash at beginning of period | | 19,194 | | 145,667 |
| Cash at end of period | $ | 19,891 | $ | 19,194 |
| SUPPLEMENTAL CASH FLOW INFORMATION: | | | | |
| Interest paid | $ | 339,853 | $ | 245,372 |
| Income taxes paid | $ | - | $ | - |
| NON-CASH TRANSACTIONS: | | | | |
| Recordation of equipment via accrued asset retirement obligation | $ | 561,587 | $ | 214,844 |
| Payable to parent for income tax benefit | $ | - | $ | 294,721 |

The accompanying notes are an integral part of these financial statements.

## NOTE 1 – BUSINESS ORGANIZATION

Pacific EcoSolutions, Inc. (hereinafter "the Company") was formed as a Delaware corporation on and reincorporated in the State of Washington effective October 1, 2005. The Company, from its facilities in Richland, Washington, processes low-level radioactive waste (LLRW) and mixed hazardous and radioactive waste (MW) utilizing both non-thermal and thermal treatment methods. The Company is principally headquartered in Richland, Washington. See Note 11.

Pacific EcoSolutions, LLC (hereinafter "The LLC") was formed in July of 2003. In August of 2004, The LLC incorporated as Pacific EcoSolutions, Inc. Simultaneous to its incorporation, the Company exchanged all of its outstanding member interests for the common stock of Nuvotec USA, Inc. The Company is a wholly-owned subsidiary of Nuvotec USA, Inc. See Note 12.

## NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

Accounts Receivable
The Company carries its accounts receivable at cost. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs, collections and current credit conditions. At September 30, 2006 and 2005, the Company had reserved $37,056 and $45,861, respectively, as an estimate of uncollectible accounts.

Advertising
Advertising costs are charged to operations in the year incurred. The Company incurred $42 and $3,356 in advertising expenses during the years ended September 30, 2006 and 2005, respectively.

Asset Retirement Obligations
The Company recognizes the fair value of liabilities for asset retirement obligations under the provisions of Statement of Financial Accounting Standards No. 143 ("SFAS 143"). In accordance with SFAS 143, a liability is recognized for estimated future retirement costs of long-lived assets.

At September 30, 2006, the Company has recognized a liability of $776,431 for its estimated asset retirement obligations.

Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents.

Change in Accounting Estimate
During the year ended September 30, 2005, the Company increased the estimated useful life of certain equipment and facility improvements. This change had the effect of increasing income before taxes by $96,011, or $0.025 per share.

Compensated Absences
Nuvotec USA, Inc., the Company's parent, and all of its subsidiaries are part of a multi-employer plan which is administered by Human Resources Novations, Inc. Accrued compensated absences at September 30, 2006 and 2005 of $117,063 and $79,431, respectively, are reflected on the Company's balance sheet and included in the captioned liability "accrued contract labor." Leased employees are entitled to paid personal time dependent upon the length of service. Personal time is allowed to be carried into the next year. The Company accrues vacation expense throughout the year. Accordingly, an allowance for accrued vacations has been made in the financial statements.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities – Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At September 30, 2006, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings Per Share

The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, trade accounts and notes receivable, investments, accounts payable, accrued expenses and notes payable. All instruments are accounted for on an historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2006.

Guarantees of Note Payable

In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others" (hereinafter "FIN 45" or the "Interpretation"). FIN 45 expands the disclosure requirements to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. The Interpretation also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Certain guarantees, including (i) an original lessee's guarantee of the lease payments when the lessee remains secondarily liable in conjunction with being relieved from being the primary obligor and (ii) a parent's guarantee of a subsidiary's debt to a third party, and (iii) a subsidiary's guarantee of debt owed to a third party by either its parent or another subsidiary of that parent, are excluded from the provisions related to liability recognition. These guarantees, however, are subject to the disclosure requirements of the Interpretation. Contracts that contingently require the guarantor to make payments to the guaranteed party based on another entity's failure to perform under an obligating agreement must be recognized in the financials statements of the guarantor. The Company has adopted the requirements of FIN 45 effective for fiscal year ended December 31, 2002. Although there is a note in place which was executed by certain LLC members prior to the LLC's incorporation as a subsidiary of Nuvotec USA, PEcoS as an entity guaranteeing this debt which is owed to a third party is required to recognize a liability for the guarantee. See Note 7.

Impaired Asset Policy
In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (hereinafter "SFAS No. 144"). SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This new standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. Statement of Financial Accounting Standards No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at September 30, 2006.

Intangible Assets
Intangible assets, which are principally licenses and permits, are stated at acquisition cost and are amortized on a straight-line basis over the estimated useful lives of the assets, which is fifteen years. See Note 10.

Investments
The Company's investments consist of non-marketable equity securities. These investments, for which the Company does not have the ability to exercise significant influence in the underlying company, are accounted for under the cost method of accounting. Dividends and other distributions of earnings, if any, are included in income when declared. The Company periodically evaluates the carrying value of its investments, which are recorded at the lower of cost or estimated net realizable value. See Note 3.

Prepaid Expenses
The Company records prepayments made to secure the use of assets or the receipt of services at a future date as a current asset on its balance sheet. The balance in the prepaid expense account is amortized to expense on a ratable basis over the period in which the benefits (services) are received. As of September 30, 2006 and 2005, the Company had capitalized prepaid expenses of $114,031 and $242,413 respectively, which principally consisted of insurance prepayments.

Property, Plant and Equipment
Property, plant and equipment are recorded at cost and depreciated utilizing the straight-line method over estimated useful lives of three to thirty years. Major additions and betterments are capitalized. Costs of maintenance and repairs which do not improve or extend the lives of the respective assets are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized in the appropriate period.

Depreciation expense for the fiscal years ending September 30, 2006 and 2005 was $315,826 and $223,085, respectively. Property, plant and equipment consisted of the following at September 30, 2006 and 2005, respectively:

| | 2006 | 2005 |
|---|---|---|
| Furniture and fixtures | $ 93,683 | $ 92,927 |
| Computer equipment | 164,926 | 160,342 |
| Equipment and facilities | 4,547,104 | 3,894,066 |
| Buildings and improvements | 790,699 | 713,083 |
| Land | 50,000 | 50,000 |
| | 5,646,412 | 4,910,418 |
| Less: Accumulated depreciation | (642,017) | (326,191) |
| | $ 5,004,395 | $ 4,584,227 |

Accumulated depreciation includes depreciation from The LLC of $77,634.

Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" (hereinafter "SFAS No. 157"), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operations.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109" (hereinafter "FIN 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have an immediate material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments, an Amendment of FASB Standards No. 133 and 140" (hereinafter "SFAS No. 155"). This statement established the accounting for certain derivatives embedded in other instruments. It simplifies accounting for certain hybrid financial instruments by permitting fair value remeasurement for any hybrid instrument that contains an embedded derivative that otherwise would require bifurcation under SFAS No. 133 as well as eliminating a restriction on the passive derivative instruments that a qualifying special-purpose entity ("SPE") may hold under SFAS No. 140. This statement allows a public entity to irrevocably elect to initially and subsequently measure a hybrid instrument that would be required to be separated into a host contract and derivative in its entirety at fair value (with changes in fair value recognized in earnings) so long as that instrument is not designated as a hedging instrument pursuant to the statement. SFAS No. 140 previously prohibited a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no impact on the Company's financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154 ("SFAS No. 154"), "Accounting Changes and Error Corrections." This statement requires entities that voluntarily make a change in accounting principle to apply that change retrospectively to prior periods' financial statements, unless this would be impracticable. SFAS No. 154 supersedes APB Opinion No. 20, "Accounting Changes," which previously required that most voluntary changes in accounting principle be recognized by including in the current period's net income the cumulative effect of changing to the new accounting principle. SFAS No. 154 also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. SFAS No. 154 applies to accounting changes and error corrections that are made in fiscal years beginning after December 15, 2005. Management believes the adoption of this statement will not have an immediate material impact on the financial statements of the Company.

In March 2005, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that the term "conditional asset retirement obligation," which as used in SFAS No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The entity must record a liability for a "conditional" asset retirement obligation if the fair value of the obligation can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Management has adopted FIN 47 and has accrued an asset retirement obligation at September 30, 2006.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This Statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will not have an immediate material impact on the financial statements of the Company.

Revenue Recognition
The Company recognizes revenue when there is a mutually executed contract, the contract price is fixed and determinable, delivery of the service has occurred, and collectibility of the contract price is considered probable.

The Company generates revenues from waste receipt, storage, processing and disposal. Waste receipt, processing and disposal operations typically involve contractual arrangements with commercial companies and governmental entities. Contractual arrangements with these entities vary depending upon the specifically negotiated terms. The Company recognizes revenue as related costs are incurred.

Unbilled Revenue Earned
Unbilled revenue earned represents amounts recognized as revenue that have not been billed. Contracts typically provide for the billing of costs incurred and estimated earnings on a monthly basis or based on contract milestone. Unbilled revenue is expected to be collected within twelve months from the balance sheet date. At September 30, 2006 and 2005, the Company had unbilled revenue earned of $830,238 and $1,319,802 respectively.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Year-end
The Company's fiscal year-end is September 30.

## NOTE 3 – INVESTMENTS

FFTF Restoration Company
At September 30, 2005, the Company owned 70 units (7%) of FFTF Restoration Company LLC. The Company contributed $4,200 in consideration for its membership interest. See Note 2 for related accounting policy. As of September 30, 2006, the Company transferred its membership interest to Nuvotec USA, Inc.

## NOTE 4 – CUSTOMER LEGACY WASTE

Accrued Customer Legacy Waste Revenue
The Company is required by regulators to dispose of customer waste that existed on-site at the date of acquisition. These customers have the underlying obligation, as owners of the waste, to pay for the treatment and disposal of their waste. Certain customers have balances owing on original contracts related to the treatment and disposal of their waste. Balances due and costs incurred in excess of the amounts owing have been accrued at the balance sheet date. The effective assignment of these contracts by the predecessor owners to the Company, because the Company is the licensed facility to treat and dispose of the waste on its site, creates an arrangement between the customers and the Company with a determinable price based upon the amounts owed. The Company has substantially completed the terms of the arrangements with these customers for the disposal of their waste on the Company's site.

The obligations of these customers related to their waste, as per industry practice, and the Company's historical experience on such arrangements, provides reasonable assurance as to the collectibility of substantially all of the remaining balances owing on these contractual arrangements. For the fiscal years ending September 30, 2006 and 2005 the Company has accrued an estimate for uncollectibility related to these contracts in the amounts of $29,463 and $126,572, respectively.

Accrued Customer Legacy Waste Expenses

The Company has paid and incurred significant costs exceeding the balances owing on the aforementioned customer legacy waste contract arrangements. Substantial completion of the terms specified in the contract arrangements has occurred. The remaining costs of completion, primarily disposal costs, have been estimated and accrued at the balance sheet date.

## NOTE 5 – RELATED PARTY TRANSACTIONS

At September 30, 2006 and 2005, the Company has recorded related party receivables and/or payables from transaction with its parent company, Nuvotec USA, Inc. In addition, the Company has recorded a related party capital contribution in 2006. See Note 8.

At September 30, 2006 and 2005, related party balances are summarized as follows:

| | 2006 | 2005 |
|---|---|---|
| Related party receivable | $ 93,161 | $ 258,350 |
| Related party payable | - | 294,721 |
| Net related party receivable (payable) | $ 93,161 | $ (36,371) |

## NOTE 6 – ECONOMIC CONCENTRATIONS

The Company provides services for commercial and governmental entities. For the year ended September 30, 2006 and 2005, the Company had two customers which together represented 71% and 37% of its revenues, respectively, and had two customers which represented 18% and 25%, and 41% and 42%, respectively, of accounts receivable at September 30, 2006 and 2005.

## NOTE 7 – NOTES AND LOANS PAYABLE

The Company's long-term liabilities at September 30, 2006 and 2005 are as follows:

| | 2006 | 2005 |
|---|---|---|
| Note payable to bank, due October 1, 2008, payable monthly on the basis of a seven year loan amortization schedule payable at prime, uncollateralized, guaranteed by shareholders | $ 3,765,099 | $ 2,365,099 |
| Term loan, due in monthly installment payments maturing December 31, 2005. Monthly payments of $8,333.33 plus interest at prime plus 2.0%, Uncollateralized | - | 13,101 |
| | 3,765,099 | 2,378,200 |
| Less: Current portion | 297,675 | (13,101) |
| | $ 3,467,424 | $ 2,365,099 |

Line of Credit

The Company had a line of credit with a commercial bank through the individual original owners of the Company. The line had a maturity date of December 15, 2005 and was subject to a long-term renewal via a debt restructuring which occurred, in conjunction with the Company's sole shareholder. The maximum credit facility was $1,500,000 and was fully utilized as of September 30, 2005. The annual interest rate was 7.25%. The rate was a variable rate tied to the bank's prime rate. The Company and its sole shareholder provided unlimited guarantees for the amount owing on the line of credit and offered their assets as collateral as described in an executed commercial security agreement. The amounts of interest paid related to this line of credit are contained in the Company's statement of cash flows for the fiscal year ending September 30, 2005. The line of credit was refinanced as part of the long term note to the commercial bank effective December 15, 2005.

Standby Letter of Credit

The Company has a standby letter of credit with Key Bank. The letter of credit is dated September 15, 2006 and is subject to quarterly and/or annual renewal. The letter of credit is collateral, not a debt facility, in the amount of $1,250,000. The letter of credit provides collateral to the insurer for a fraction of the coverage required for plant closure insurance of the Company's facilities. The quarterly and/or annual fee for this collateral instrument is 2.25% of the face amount of the letter of credit.

Legacy Waste Liability
Upon its acquisition of ATG, Inc.'s assets from a Chapter 11 trustee in July of 2003, The LLC assumed the responsibility for treatment and processing of hazardous waste, which was delivered months earlier to the Washington State facility previously owned by ATG, Inc. and had not been treated or processed. The LLC recorded a liability for the unprocessed waste of $2,002,000, which is the estimated cost to dispose of the legacy waste materials. The State of Washington gave The LLC a schedule to remove (process) the legacy waste from the site, with the final phase of processing to be completed no later than September 1, 2008. Upon The LLC's incorporation, this liability was transferred from The LLC to Pacific EcoSolutions, Inc. The balance of this liability is $1,108,661 as of September 30, 2006.

## NOTE 8 – STOCKHOLDER'S EQUITY

Common Stock
The Company has 10,000,000 shares of $0.0001 par value authorized common stock. As of September 30, 2005 and 2004, 3,806,540 shares were issued and outstanding.

The predecessor entity was Pacific EcoSolutions, LLC whose assets were transferred in August of 2004 to a newly formed successor entity, Pacific EcoSolutions, Inc.

During the year ended September 30, 2006, the Company received net capital contributions of $403,897 from its parent company, Nuvotec USA, Inc.

## NOTE 9 – LEASE COMMITMENTS

The Company has various equipment-related operating lease agreements. The future rental payments under the Company's lease agreements are as follows:

| | | |
|---|---|---|
| Years Ending: | | |
| September 30, 2007 | $ | 25,740 |
| September 30, 2008 | | 25,740 |
| September 30, 2009 | | 12,600 |
| Total minimum lease payments | $ | 64,080 |

## NOTE 10 – INTANGIBLE ASSETS

Radioactive Materials Licenses and Permits
The State of Washington has issued the Company licenses and permits to accept and dispose of radioactive and mixed waste materials. The Company has recorded an intangible asset for approximately $2,202,000 related to these licenses and permits. The recorded cost of these licenses and permits is supported by the offsetting contracted liability assumed by the Company for the disposal of legacy waste at the time of licenses and permits acquisition.

Additionally, the Company purchased licenses and permits from the following federal and state agencies: United States Environmental Protection Agency, State of Washington Department of Health, State of Washington Department of Ecology, and the United States Department of Transportation. The purchase price of these licenses was $2,650,000. The Company's business plan assumes the licenses and permits will be renewed for at least fifteen years. Licenses and permits are being amortized over fifteen years.

Intangible asset costs consist of the following at September 30, 2006 and 2005:

| | | 2006 | | 2005 |
|---|---|---|---|---|
| Radioactive materials licenses and permits | $ | 4,850,353 | $ | 4,850,353 |
| Less: accumulated amortization | | (983,544) | | (660,187) |
| | $ | 3,866,809 | $ | 4,190,166 |

## NOTE 11 – ENVIRONMENTAL AND REGULATORY RISK

The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. These laws and regulations, pertaining to the Company's processing of hazardous waste, have extensive and complicated requirements relating to obtaining permits, monitoring, record keeping and reporting. Management believes that the Company is in material compliance with applicable laws, permits and other applicable environmental regulations. See Note 14.

## NOTE 12 – ACQUISITION

In July of 2003, Pacific EcoSolutions, LLC (hereinafter, "The LLC" ) purchased assets of the Richland, Washington facility of ATG, Inc. from the Chapter 11 trustee of ATG, Inc. Under the terms of the agreement, The LLC paid $3,150,000 in cash and assumed liabilities of $2,202,000.

The purchase price was allocated as follows:

| | | |
|---|---|---|
| Office furniture | $ | 60,000 |
| Computers | | 40,000 |
| Equipment | | 150,000 |
| Buildings | | 200,000 |
| Land | | 50,000 |
| Radioactive materials licenses and permits | | 4,852,000 |
| | $ | 5,352,000 |

Following the aforementioned asset purchase, The LLC incorporated in the State of Delaware as Pacific EcoSolutions, Inc. in August of 2004. Effective October 1, 2005, Pacific EcoSolutions, Inc. reincorporated in the State of Washington. Upon incorporation, Pacific EcoSolutions, Inc. ("the Company") exchanged all of its issued and outstanding common stock for the common stock of Nuvotec USA, Inc. at a ratio of 1:1. The Company then became and continues to be a wholly-owned subsidiary of Nuvotec USA, Inc.

The allocation of the assets and liabilities of The LLC to PEcoS at August 1, 2004 was as follows:

| | | |
|---|---|---|
| Cash | $ | 32,600 |
| Accounts receivable | | 1,760,134 |
| Other assets | | 114,087 |
| Property, plant and equipment, net | | 1,167,453 |
| Radioactive materials licenses and permits, net | | 4,568,416 |
| Total Assets | $ | 7,642,690 |
| | | |
| Various current liabilities | $ | 1,183,448 |
| Notes payable | | 2,500,640 |
| Legacy waste contracts | | 2,002,000 |
| Deferred tax liability | | 732,769 |
| Total liabilities | $ | 6,418,857 |

## NOTE 13 – INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, (hereinafter "SFAS No. 109"), "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

The current tax provision represents the federal income tax the Company would have incurred on a separate, stand-alone basis. The Company receives the benefit of losses resulting from the federal income tax returns filed on a consolidated basis by its parent, Nuvotec USA, Inc.

The components of income tax expense consist of the following for the years ended September 30, 2006 and 2005:

| | 2006 | 2005 |
|---|---|---|
| Current: | | |
| Federal | $ 392,337 | $ 691,166 |
| State | - | - |
| | 392,337 | 691,166 |
| Deferred: | | |
| Federal | - | 192,857 |
| State | - | - |
| | 392,337 | 192,857 |
| Total income tax expense | $ 392,337 | $ 884,023 |

The significant differences between the current provision for federal income taxes and the income taxes computed using the U.S. Federal income tax rates were as follows for the years ended September 30, 2006 and 2005:

| | | 2006 | | 2005 |
|---|---|---|---|---|
| Using federal statutory rate (34%) | $ | 346,879 | $ | 720,186 |
| Increase (reduction) in tax resulting from: | | | | |
| Depreciation expense | | (194,394) | | (139,520) |
| Amortization expense | | 49,912 | | 49,912 |
| Bad debt expense | | 188,240 | | 58,627 |
| Other expenses, net | | 1,700 | | 1,961 |
| Deferred federal tax provision | $ | 392,337 | $ | 691,166 |

The components of deferred tax assets and liabilities as of September 30, 2006 and 2005 are comprised of the following:

| | | 2006 | | 2005 |
|---|---|---|---|---|
| Deferred tax assets: | | | | |
| Bad debt expense | $ | 188,240 | $ | 58,627 |
| Other expenses | | 1,700 | | 4,895 |
| Total deferred tax asset | | 189,940 | | 63,522 |
| | | | | |
| Deferred tax liabilities: | | | | |
| Depreciable assets | $ | (790,795) | $ | (334,054) |
| Legacy waste amortization | | (601,024) | | (646,776) |
| Total deferred tax liability | $ | (1,391,819) | $ | (980,830) |
| | | | | |
| Current portion of deferred tax asset | $ | 189,940 | $ | 60,409 |
| Current portion of deferred tax liability | | - | | - |
| Net deferred tax asset (liability), current | $ | 189,940 | $ | 60,409 |
| | | | | |
| Noncurrent portion of deferred tax asset | $ | - | $ | 3,113 |
| Noncurrent portion of deferred tax liability | | (1,391,819) | | (980,830) |
| Net deferred tax liability, noncurrent | $ | (1,391,819) | $ | (977,717) |

## NOTE 14 – COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

The Company handles hazardous waste, which is transported to and from its facilities for treatment and disposal. As a result of treating and disposing hazardous waste, in the event any cleanup is required, the Company could be a potentially responsible party for the costs of the cleanup notwithstanding any absence of fault. In addition to the Company's exposure to claims for causing damage to property, injuries to persons and claims alleging negligence or omissions in the performance of its services could be substantial. The Company believes that its insurance coverage is adequate to protect against the various types of risks encountered. The Company has various policies and operational procedures in place to mitigate and minimize the potential for fines or penalties levied by governing regulatory agencies.

## NOTE 15 – SUBSEQUENT EVENTS

Subsequent to the date of these financial statements, the Company obtained a finance agreement enabling the refinance of its bank note payable. Accordingly, the current maturity of the Company's bank note has been classified as a long-term liability at September 30, 2006.

On October 6, 2006 the Company's parent and sole shareholder has entered into a letter of intent with Perma-Fix Environmental Services, Inc. (PESI) for the acquisition by PESI through a merger of all of the outstanding shares of capital stock of the parent, which includes all of the capital stock and related assets and liabilities of the Company. The letter of intent is to be perfected by a definitive agreement and plan of merger. Upon the completion of all conditions precedent to closing, which is expected to occur on or before January 31, 2007, the ownership of the Company will be conveyed to PESI.

PACIFIC ECOSOLUTIONS, INC.
BALANCE SHEETS

| | | March 31, 2007 (unaudited) | | September 30, 2006 |
|---|---|---|---|---|
| **ASSETS** | | | | |
| CURRENT ASSETS | | | | |
| Cash | $ | 249,776 | $ | 19,891 |
| Accounts receivable, net | | 618,602 | | 2,088,972 |
| Related party receivable | | 95,096 | | 93,161 |
| Prepaid expenses | | 264,350 | | 114,031 |
| Accrued customer legacy waste revenue, net | | 286,656 | | 257,194 |
| Unbilled revenue earned | | 648,210 | | 830,238 |
| Deferred financing costs | | - | | 330,149 |
| Deferred tax asset | | 189,040 | | 189,040 |
| Other current assets | | 74,422 | | 74,422 |
| TOTAL CURRENT ASSETS | | 2,426,152 | | 3,997,098 |
| PROPERTY AND EQUIPMENT | | | | |
| Property, plant and equipment, net | | 4,833,167 | | 4,954,395 |
| Land | | 50,000 | | 50,000 |
| TOTAL PROPERTY AND EQUIPMENT | | 4,883,167 | | 5,004,395 |
| OTHER ASSETS | | | | |
| Intangibles, net | | 3,705,131 | | 3,866,809 |
| TOTAL OTHER ASSETS | | 3,705,131 | | 3,866,809 |
| **TOTAL ASSETS** | $ | 11,014,450 | $ | 12,868,302 |
| **LIABILITIES AND STOCKHOLDERS' EQUITY** | | | | |
| CURRENT LIABILITIES | | | | |
| Accounts payable | $ | 499,713 | $ | 345,180 |
| Accrued contract labor | | 330,819 | | 344,919 |
| Accrued customer legacy waste | | 197,781 | | 197,781 |
| Unearned revenue | | 48,770 | | 48,770 |
| Other current liabilities | | 147,601 | | 379,135 |
| Current portion of long-term debt | | 197,675 | | 297,675 |
| Income tax payable | | - | | 394,137 |
| TOTAL CURRENT LIABILITIES | | 1,422,359 | | 2,007,597 |
| LONG-TERM LIABILITIES | | | | |
| Notes payable, net of current portion | | 3,467,424 | | 3,467,424 |
| Legacy waste contracts | | 1,108,661 | | 1,108,661 |
| Deferred tax liability, net of current portion | | 1,072,741 | | 1,391,818 |
| Accrued asset retirement obligation | | 776,431 | | 776,431 |
| TOTAL LONG-TERM LIABILITIES | | 6,425,257 | | 6,744,334 |
| TOTAL LIABILITIES | | 7,847,616 | | 8,751,931 |
| COMMITMENTS AND CONTINGENCIES | | - | | - |
| STOCKHOLDERS' EQUITY | | | | |
| Common stock, $0.0001 par value, 10,000,000 shares authorized; 3,806,540 shares issued and outstanding | | 381 | | 381 |
| Additional paid-in capital | | 1,327,206 | | 1,657,356 |
| Retained earnings | | 1,839,247 | | 2,458,634 |
| TOTAL STOCKHOLDERS ' EQUITY | | 3,166,834 | | 4,116,371 |
| **TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY** | $ | 11,014,450 | $ | 12,868,302 |

The accompanying notes are an intergral part of these financial statements.

PACIFIC ECOSOLUTIONS, INC.
STATEMENT OF INCOME

| | For the Three Months Ended March 31, | | For the Six Months Ended March 31, | |
|---|---|---|---|---|
| | 2007 (unaudited) | 2006 (unaudited) | 2007 (unaudited) | 2006 (unuadited) |
| REVENUES | | | | |
| Waste processing | $ 2,895,470 | $ 2,306,816 | $ 5,054,519 | $ 5,036,698 |
| | 2,895,470 | 2,306,816 | 5,054,519 | 5,036,698 |
| COST OF REVENUES | 2,072,766 | 2,601,461 | 4,441,757 | 4,673,721 |
| GROSS PROFIT | 822,704 | (294,645) | 612,762 | 362,977 |
| EXPENSES | | | | |
| Marketing and related labor expenses | 41,372 | 60,960 | 81,328 | 116,182 |
| Depreciation and amortization | 164,835 | 164,508 | 328,986 | 323,187 |
| Wages and contract labor | 196,674 | 183,801 | 396,560 | 369,620 |
| Other operating expenses | 284,134 | 380,052 | 586,374 | 616,235 |
| TOTAL OPERATING EXPENSES | 687,015 | 789,321 | 1,393,248 | 1,425,224 |
| INCOME <LOSS> FROM OPERATIONS | 135,689 | (1,083,966) | (780,486) | (1,062,247) |
| OTHER INCOME (EXPENSE) | | | | |
| Interest income | 19 | - | 22 | - |
| Interest expense | (79,499) | (67,168) | (157,999) | (129,245) |
| Other income <expense> | - | (63) | - | - |
| TOTAL OTHER INCOME (EXPENSE) | (79,480) | (67,231) | (157,977) | (129,245) |
| INCOME <LOSS> BEFORE INCOME TAXES | 56,209 | (1,151,197) | (938,463) | (1,191,492) |
| INCOME TAX BENEFIT <EXPENSE> | | | | |
| Current | - | - | - | - |
| Deferred | (19,113) | 405,107 | 319,077 | 405,107 |
| | (19,113) | 405,107 | 319,077 | 405,107 |
| NET INCOME <LOSS> | $ 37,096 | $ (746,090) | (619,386) | $ (786,385) |
| BASIC AND DILUTED NET INCOME PER SHARE | $ 0.01 | $ (0.20) | (0.16) | $ (0.21) |
| WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING: | | | | |
| BASIC AND DILUTED | 3,806,540 | 3,806,540 | 3,806,540 | 3,806,540 |

The accompanying notes are an intergral part of these financial statements.

PACIFIC ECOSOLUTIONS, INC
STATEMENT OF CASH FLOWS

| | For the Six Months Ended March 31, 2007 (unaudited) | 2006 (unaudited) |
|---|---|---|
| **CASH FLOWS FROM OPERATING ACTIVITIES:** | | |
| Net income | $ (619,386) | $ (786,385) |
| Adjustments to reconcile net income | | |
| to net cash provided by operating activities: | | |
| Depreciation and amortization | 328,986 | 323,187 |
| Deferred tax assets and liabilities | (319,077) | (405,107) |
| Changes in assets and liabilities: | | |
| Accounts receivable | 1,470,370 | (139,353) |
| Related party receivable | (1,935) | (28,488) |
| Prepaid expenses | (150,319) | 3,705 |
| Unbilled revenue earned | 182,028 | 1,120,377 |
| Accrued legacy waste revenues | (29,462) | - |
| Accounts payable | 154,533 | 135,493 |
| Related party payable | - | (36,371) |
| Unearned revenue | - | 34,319 |
| Accrued contract labor | (14,100) | (22,671) |
| Income tax payable | (394,137) | - |
| Other current liabilities | (231,534) | 44,642 |
| Net cash provided by operating activities | 375,967 | 243,348 |
| **CASH FLOWS FROM INVESTING ACTIVITIES:** | | |
| Acquisition of property and equipment | (46,082) | (161,538) |
| Net cash used by investing activities | (46,082) | (161,538) |
| **CASH FLOWS FROM FINANCING ACTIVITIES:** | | |
| Payments on notes payable | (100,000) | (13,101) |
| Net cash provided (used) by financing activities | (100,000) | (13,101) |
| Net increase in cash | 229,885 | 68,709 |
| Cash at beginning of period | 19,891 | 19,194 |
| Cash at end of period | $ 249,776 | $ 87,903 |
| SUPPLEMENTAL CASH FLOW INFORMATION: | | |
| Interest paid | $ 157,999 | $ 129,245 |
| Income taxes paid | $ - | $ - |

The accompanying notes are an intergral part of these financial statements.

## NOTE 1 – BUSINESS ORGANIZATION

Pacific EcoSolutions, Inc. (hereinafter "the Company") was formed as a Delaware corporation on and reincorporated in the State of Washington effective October 1, 2005. The Company, from its facilities in Richland, Washington, processes low-level radioactive waste (LLRW) and mixed hazardous and radioactive waste (MW) utilizing both non-thermal and thermal treatment methods. The Company is principally headquartered in Richland, Washington.

Pacific EcoSolutions, LLC (hereinafter "The LLC") was formed in July of 2003. In August of 2004, The LLC incorporated as Pacific EcoSolutions, Inc. Simultaneous to its incorporation, the Company exchanged all of its outstanding member interests for the common stock of Nuvotec USA, Inc. The Company is a wholly-owned subsidiary of Nuvotec USA, Inc.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements for the period ended September 30, 2006. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of interim results have been included. Operating results for the six months ended March 31, 2007 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2007. For further information, refer to the Company's consolidated audited financial statements at September 30, 2006 and footnotes thereto.

## NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

Asset Retirement Obligations

The Company recognizes the fair value of liabilities for asset retirement obligations under the provisions of Statement of Financial Accounting Standards No. 143 ("SFAS 143"). In accordance with SFAS 143, a liability is recognized for estimated future retirement costs of long-lived assets.

At March 31, 2007, the Company has recognized a liability of $776,431 for its estimated asset retirement obligations.

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Basic and diluted earnings per share are the same, as there are no common stock equivalents outstanding.

Impaired Asset Policy
In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (hereinafter "SFAS No. 144"). SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This new standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. Statement of Financial Accounting Standards No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at March 31, 2007.

Intangible Assets
Intangible assets, which are principally licenses and permits, are stated at acquisition cost and are amortized on a straight-line basis over the estimated useful lives of the assets, which is fifteen years. See Note 8.

Property, Plant and Equipment
Property, plant and equipment are recorded at cost and depreciated utilizing the straight-line method over estimated useful lives of three to thirty years. Major additions and betterments are capitalized. Costs of maintenance and repairs which do not improve or extend the lives of the respective assets are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized in the appropriate period.

Depreciation and amortization expense for the six months ending March 31, 2007 and 2006 was $328,986 and $323,188, respectively. Property, plant and equipment consisted of the following at March 31, 2007 and September 30, 2006 respectively:

| | 3/31/07 | 9/30/06 |
|---|---|---|
| Furniture and fixtures | $ 93,683 | $ 93,683 |
| Computer equipment | 220,062 | 164,926 |
| Equipment and facilities | 4,569,123 | 4,547,104 |
| Buildings and improvements | 794,277 | 790,699 |
| Land | 50,000 | 50,000 |
| | 5,727,145 | 5,646,412 |
| Less: Accumulated depreciation | (843,978) | (642,017) |
| | $ 4,883,167 | $ 5,004,395 |

Revenue Recognition
The Company recognizes revenue when there is a mutually executed contract, the contract price is fixed and determinable, delivery of the service has occurred, and collectibility of the contract price is considered probable.

The Company generates revenues from waste receipt, storage, processing and disposal. Waste receipt, processing and disposal operations typically involve contractual arrangements with commercial companies and governmental entities. Contractual arrangements with these entities vary depending upon the specifically negotiated terms. The Company recognizes revenue as related costs are incurred.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Year-end
The Company's fiscal year-end is September 30.

**NOTE 3 – CUSTOMER LEGACY WASTE**

Accrued Customer Legacy Waste Revenue
The Company is required by regulators to dispose of customer waste that existed on-site at the date of acquisition. These customers have the underlying obligation, as owners of the waste, to pay for the treatment and disposal of their waste. Certain customers have balances owing on original contracts related to the treatment and disposal of their waste. Balances due and costs incurred in excess of the amounts owing have been accrued at the balance sheet date. The effective assignment of these contracts by the predecessor owners to the Company, because the Company is the licensed facility to treat and dispose of the waste on its site, creates an arrangement between the customers and the Company with a determinable price based upon the

amounts owed. The Company has substantially completed the terms of the arrangements with these customers for the disposal of their waste on the Company's site.

The obligations of these customers related to their waste, as per industry practice, and the Company's historical experience on such arrangements, provides reasonable assurance as to the collectibility of substantially all of the remaining balances owing on these contractual arrangements. At March 31, 2007 and September 30, 2006 the Company has accrued an estimate for uncollectibility related to these contracts in the amounts of $29,463 and $29,463, respectively.

Accrued Customer Legacy Waste Expenses
The Company has paid and incurred significant costs exceeding the balances owing on the aforementioned customer legacy waste contract arrangements. Substantial completion of the terms specified in the contract arrangements has occurred. The remaining costs of completion, primarily disposal costs, have been estimated and accrued at the balance sheet date.

## NOTE 4 – RELATED PARTY TRANSACTIONS

At March 31, 2007 and September 30, 2006 the Company has recorded related party receivables and/or payables from transactions with its parent company, Nuvotec USA, Inc. In addition, the Company has recorded a related party capital contribution in 2006. See Note 7.

At March 31, 2007 and September 30, 2006 related party balances are summarized as follows:

| | | 3/31/07 | | 9/30/06 |
|---|---|---|---|---|
| Related party receivable | $ | 95,096 | $ | 93,161 |
| Related party payable | | - | | - |
| Net related party receivable | $ | 95,096 | $ | 93,161 |

## NOTE 5 – ECONOMIC CONCENTRATIONS

The Company provides services for commercial and governmental entities. For the six months ended March 31, 2007 and 2006, the Company had two customers which together represented 50% and 50% of its revenues, respectively, and had two customers which represented 18% and 33%, and 37% and 23%, respectively, of accounts receivable at March 31, 2007 and 2006.

## NOTE 6 – COMMITMENTS AND CONTINGENCIES

Standby Letter of Credit
The Company has a standby letter of credit with Key Bank. The letter of credit is dated September 15, 2006 and is subject to quarterly and/or annual renewal. The letter of credit is collateral, not a debt facility, in the amount of $1,250,000. The letter of credit provides collateral to the insurer for a fraction of the coverage required for plant closure insurance of the Company's facilities. The quarterly and/or annual fee for this collateral instrument is 2.25% of the face amount of the letter of credit.

Legacy Waste Liability
Upon its acquisition of ATG, Inc.'s assets from a Chapter 11 trustee in July of 2003, The LLC assumed the responsibility for treatment and processing of hazardous waste, which was delivered months earlier to the Washington State facility previously owned by ATG, Inc. and had not been treated or processed. The LLC recorded a liability for the unprocessed waste of $2,002,000, which is the estimated cost to dispose of the legacy waste materials. The State of Washington gave The LLC a schedule to remove (process) the legacy waste from the site, with the final phase of processing to be completed no later than September 1, 2008. Upon The LLC's incorporation, this liability was transferred from The LLC to Pacific EcoSolutions, Inc. The balance of this liability is $1,108,661 as of March 31, 2007.

**NOTE 7 – STOCKHOLDER'S EQUITY**

Common Stock
The Company has 10,000,000 shares of $0.0001 par value authorized common stock. As of March 31, 2007 and September 30, 2006, 3,806,540 shares were issued and outstanding.

The predecessor entity was Pacific EcoSolutions, LLC whose assets were transferred in August of 2004 to a newly formed successor entity, Pacific EcoSolutions, Inc.

During the year ended September 30, 2006, the Company received net capital contributions of $403,897 from its parent company, Nuvotec USA, Inc.

**NOTE 8 – INTANGIBLE ASSETS**

Radioactive Materials Licenses and Permits
The State of Washington has issued the Company licenses and permits to accept and dispose of radioactive and mixed waste materials. The Company has recorded an intangible asset for approximately $2,202,000 related to these licenses and permits. The recorded cost of these licenses and permits is supported by the offsetting contracted liability assumed by the Company for the disposal of legacy waste at the time of licenses and permits acquisition.

Additionally, the Company purchased licenses and permits from the following federal and state agencies: United States Environmental Protection Agency, State of Washington Department of Health, State of Washington Department of Ecology, and the United States Department of Transportation. The purchase price of these licenses was $2,650,000. The Company's business plan assumes the licenses and permits will be renewed for at least fifteen years. Licenses and permits are being amortized over fifteen years.

Intangible asset costs consist of the following at March 31, 2007 and September 30, 2006:

| | 3/31/07 | 9/30/06 |
|---|---|---|
| Radioactive materials licenses and permits | $ 4,850,353 | $ 4,850,353 |
| Less: accumulated amortization | (1,145,222) | (983,544) |

| | | |
|---|---|---|
| | $ 3,705,131 | $ 3,866,809 |

**NOTE 9 – ENVIRONMENTAL AND REGULATORY RISK**

The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. These laws and regulations, pertaining to the Company's processing of hazardous waste, have extensive and complicated requirements relating to obtaining permits, monitoring, record keeping and reporting. Management believes that the Company is in material compliance with applicable laws, permits and other applicable environmental regulations. See Note 11.

**NOTE 10 – INCOME TAXES**

During the six months ended March 31, 2007, the Company realized a loss before income taxes of $938,463. As a result, the Company has recognized $319,077 of federal income tax benefit, calculated at a rate of approximately 34%, and a decrease in its current and deferred tax liabilities for this same amount.

**NOTE 11 – COMMITMENTS AND CONTINGENCIES**

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

The Company handles hazardous waste, which is transported to and from its facilities for treatment and disposal. As a result of treating and disposing hazardous waste, in the event any cleanup is required, the Company could be a potentially responsible party for the costs of the cleanup notwithstanding any absence of fault. In addition to the Company's exposure to claims for causing damage to property, injuries to persons and claims alleging negligence or omissions in the performance of its services could be substantial. The Company believes that its insurance coverage is adequate to protect against the various types of risks encountered. The Company has various policies and operational procedures in place to mitigate and minimize the potential for fines or penalties levied by governing regulatory agencies.

**NOTE 12 – SUBSEQUENT EVENTS**

On June 13, 2007 the Company's parent, Nuvotec USA, Inc. (Nuvotec) and the Company were acquired for $11.2 million by Perma-Fix Environtmental Services, Inc. (Perma-Fix). In connection with the transaction, Perma-Fix issued $2.0 million in shares of Perma-Fix common stock and $2.5 million in debt instruments payable over a four year period to those Nuvotec shareholders that qualify as accredited investors, $2.3 million in cash to both non-accredited and accredited Nuvotec shareholders, and up to $4.4 million of cash earn-out to both non-accredited and accredited Nuvotec shareholders, which could vary dependent on meeting or exceeding certain future revenue thresholds over a four year period. Perma-Fix assumed $9.4 million of debt, plus the debts and obligations of the Company incurred in the ordinary course of the Company's business.

PACIFIC ECOSOLUTIONS, INC.
BALANCE SHEETS

| | unaudited December 31, 2006 | September 30, 2006 |
|---|---|---|
| **ASSETS** | | |
| CURRENT ASSETS | | |
| Cash | $ 694,123 | $ 19,891 |
| Accounts receivable, net | 704,973 | 2,088,972 |
| Accounts receivable, related party | 262,753 | 93,161 |
| Prepaid expenses | 274,618 | 114,031 |
| Accrued customer legacy waste revenue, net | 257,194 | 257,194 |
| Unbilled revenue earned | 226,400 | 830,238 |
| Deferred financing costs | 330,149 | 330,149 |
| Deferred tax asset | 189,040 | 189,040 |
| Other current assets | 74,422 | 74,422 |
| TOTAL CURRENT ASSETS | 3,013,672 | 3,997,098 |
| PROPERTY AND EQUIPMENT | | |
| Property, plant and equipment, net | 4,903,757 | 4,954,395 |
| Land | 50,000 | 50,000 |
| TOTAL PROPERTY AND EQUIPMENT | 4,953,757 | 5,004,395 |
| OTHER ASSETS | | |
| Intangibles, net | 3,785,970 | 3,866,809 |
| TOTAL OTHER ASSETS | 3,785,970 | 3,866,809 |
| **TOTAL ASSETS** | $ 11,753,399 | $ 12,868,302 |
| **LIABILITIES AND STOCKHOLDER'S EQUITY** | | |
| CURRENT LIABILITIES | | |
| Accounts payable | $ 580,866 | $ 345,180 |
| Accrued contract labor | 251,285 | 344,919 |
| Legacy waste contracts | 197,781 | 197,781 |
| Unearned revenue | 122,168 | 48,770 |
| Other current liabilities | 143,457 | 379,135 |
| Current portion of long-term debt | 197,675 | 297,675 |
| Income tax payable | - | 394,137 |
| TOTAL CURRENT LIABILITIES | 1,493,232 | 2,007,597 |
| LONG-TERM LIABILITIES | | |
| Notes payable, net of current portion | 3,467,424 | 3,467,424 |
| Legacy waste contracts | 1,108,661 | 1,108,661 |
| Deferred tax liability, net of current portion | 1,447,765 | 1,391,818 |
| Accrued asset retirement obligation | 776,431 | 776,431 |
| TOTAL LONG-TERM LIABILITIES | 6,800,281 | 6,744,334 |
| TOTAL LIABILITIES | 8,293,513 | 8,751,931 |
| COMMITMENTS AND CONTINGENCIES | - | - |
| STOCKHOLDER'S EQUITY | | |
| Common stock, $0.0001 par value, 10,000,000 shares authorized; 3,806,540 shares issued and outstanding | 381 | 381 |
| Additional paid-in capital | 1,657,356 | 1,657,356 |
| Retained earnings | 1,802,149 | 2,458,634 |
| TOTAL STOCKHOLDER'S EQUITY | 3,459,886 | 4,116,371 |
| **TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY** | $ 11,753,399 | $ 12,868,302 |

**PACIFIC ECOSOLUTIONS, INC.**
**STATEMENTS OF INCOME**

| | unaudited<br>**Three Months Ended December 31, 2006** | unaudited<br>**Three Months Ended December 31, 2005** |
|---|---|---|
| REVENUES | | |
| Waste processing | $ 2,159,049 | $ 2,729,882 |
| COST OF REVENUES | 2,368,995 | 2,072,263 |
| GROSS PROFIT | (209,946) | 657,619 |
| EXPENSES | | |
| Marketing and related labor expenses | 39,955 | 55,221 |
| Depreciation and amortization | 164,150 | 158,679 |
| Wages and contract labor | 199,886 | 185,820 |
| Other operating expenses | 302,242 | 236,180 |
| TOTAL OPERATING EXPENSES | 706,233 | 635,900 |
| INCOME FROM OPERATIONS | (916,179) | 21,719 |
| OTHER INCOME (EXPENSE) | | |
| Interest income | 3 | - |
| Interest expense | (78,499) | (62,077) |
| Other income | - | 63 |
| TOTAL OTHER INCOME (EXPENSE) | (78,496) | (62,014) |
| INCOME BEFORE INCOME TAXES | (994,675) | (40,295) |
| INCOME TAX BENEFIT <EXPENSE> | | |
| Current | - | - |
| Deferred | 338,190 | |
| | 338,190 | - |
| NET INCOME | $ (656,485) | $ (40,295) |
| BASIC AND DILUTED NET INCOME PER SHARE | $ (0.17) | $ (0.01) |
| WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING BASIC AND DILUTED | 3,806,540 | 3,806,540 |

The accompanying notes are an intergral part of these financial statements.

PACIFIC ECOSOLUTIONS, INC.
STATEMENTS OF CASH FLOWS

| | unaudited Three Months Ended December 31, 2006 | unaudited Three Months Ended December 31, 2005 |
|---|---|---|
| **CASH FLOWS FROM OPERATING ACTIVITIES:** | | |
| Net income | $ (656,485) | $ (40,295) |
| Adjustments to reconcile net income | | |
| to net cash provided by operating activities: | | |
| Depreciation and amortization | 164,150 | 158,679 |
| Deferred tax assets and liabilities | 55,947 | - |
| Changes in assets and liabilities: | | |
| Accounts receivable | 1,383,999 | (352,364) |
| Related party receivable, net | (169,592) | (96,293) |
| Prepaid expenses | (160,587) | (99,947) |
| Unbilled revenue earned | 603,838 | 485,085 |
| Accounts payable | 235,686 | (68,811) |
| Unearned revenue | 73,398 | 34,319 |
| Accrued contract labor | (93,634) | 54,297 |
| Income tax payable | (394,137) | - |
| Other current liabilities | (235,678) | 56,363 |
| Net cash provided by operating activities | 806,905 | 131,033 |
| **CASH FLOWS FROM INVESTING ACTIVITIES:** | | |
| Acquisition of property and equipment | (32,673) | (140,089) |
| Net cash used by investing activities | (32,673) | (140,089) |
| **CASH FLOWS FROM FINANCING ACTIVITIES:** | | |
| Payments on notes payable | (100,000) | (8,333) |
| Net cash provided (used) by financing activities | (100,000) | (8,333) |
| Net increase in cash | 674,232 | (17,389) |
| Cash at beginning of period | 19,891 | 19,194 |
| Cash at end of period | $ 694,123 | $ 1,805 |
| SUPPLEMENTAL CASH FLOW INFORMATION: | | |
| Interest paid | $ 78,499 | $ 62,077 |
| Income taxes paid | $ - | $ - |

## NOTE 1 – BUSINESS ORGANIZATION

Pacific EcoSolutions, Inc. (hereinafter "the Company") was formed as a Delaware corporation on and reincorporated in the State of Washington effective October 1, 2005. The Company, from its facilities in Richland, Washington, processes low-level radioactive waste (LLRW) and mixed hazardous and radioactive waste (MW) utilizing both non-thermal and thermal treatment methods. The Company is principally headquartered in Richland, Washington.

Pacific EcoSolutions, LLC (hereinafter "The LLC") was formed in July of 2003. In August of 2004, The LLC incorporated as Pacific EcoSolutions, Inc. Simultaneous to its incorporation, the Company exchanged all of its outstanding member interests for the common stock of Nuvotec USA, Inc. The Company is a wholly-owned subsidiary of Nuvotec USA, Inc.

Basis of Presentation
The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. These unaudited interim financial statements should be read in conjunction with the audited financial statements for the period ended September 30, 2006. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of interim results have been included. Operating results for the three months ended December 31, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2007. For further information, refer to the Company's consolidated audited financial statements at September 30, 2006 and footnotes thereto.

## NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

Asset Retirement Obligations
The Company recognizes the fair value of liabilities for asset retirement obligations under the provisions of Statement of Financial Accounting Standards No. 143 ("SFAS 143"). In accordance with SFAS 143, a liability is recognized for estimated future retirement costs of long-lived assets.

At December 31, 2006, the Company has recognized a liability of $776,431 for its estimated asset retirement obligations.

Earnings Per Share
The Company has adopted Statement of Financial Accounting Standards No. 128, which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Basic and diluted earnings per share are the same, as the Company has no common stock equivalents outstanding.

Impaired Asset Policy
In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (hereinafter “SFAS No. 144”). SFAS No. 144 replaces SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” This new standard establishes a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations. Statement of Financial Accounting Standards No. 144 requires that these long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or discontinued operations.

In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at December 31, 2006.

Intangible Assets
Intangible assets, which are principally licenses and permits, are stated at acquisition cost and are amortized on a straight-line basis over the estimated useful lives of the assets, which is fifteen years. See Note 8.

Property, Plant and Equipment
Property, plant and equipment are recorded at cost and depreciated utilizing the straight-line method over estimated useful lives of three to thirty years. Major additions and betterments are capitalized. Costs of maintenance and repairs which do not improve or extend the lives of the respective assets are expensed as incurred. When property and equipment are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized in the appropriate period.

Depreciation and amortization expense for the three months ending December 31, 2006 and 2005 was $164,150 and $158,679, respectively. Property, plant and equipment consisted of the following at December 31 and September 30, 2006 respectively:

| | 12/31/06 | 9/30/06 |
|---|---|---|
| Furniture and fixtures | $ 93,683 | $ 93,683 |
| Computer equipment | 207,084 | 164,926 |
| Equipment and facilities | 4,568,693 | 4,547,104 |
| Buildings and improvements | 794,277 | 790,699 |
| Land | 50,000 | 50,000 |
| | 5,713,737 | 5,646,412 |
| Less: Accumulated depreciation | (759,980) | (642,017) |
| | $ 4,953,757 | $ 5,004,395 |

Revenue Recognition

The Company recognizes revenue when there is a mutually executed contract, the contract price is fixed and determinable, delivery of the service has occurred, and collectibility of the contract price is considered probable.

The Company generates revenues from waste receipt, storage, processing and disposal. Waste receipt, processing and disposal operations typically involve contractual arrangements with commercial companies and governmental entities. Contractual arrangements with these entities vary depending upon the specifically negotiated terms. The Company recognizes revenue as related costs are incurred.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Year-end

The Company's fiscal year-end is September 30.

## NOTE 3 – CUSTOMER LEGACY WASTE

Accrued Customer Legacy Waste Revenue

The Company is required by regulators to dispose of customer waste that existed on-site at the date of acquisition. These customers have the underlying obligation, as owners of the waste, to pay for the treatment and disposal of their waste. Certain customers have balances owing on original contracts related to the treatment and disposal of their waste. Balances due and costs incurred in excess of the amounts owing have been accrued at the balance sheet date. The effective assignment of these contracts by the predecessor owners to the Company, because the Company is the licensed facility to treat and dispose of the waste on its site, creates an arrangement between the customers and the Company with a determinable price based upon the

amounts owed. The Company has substantially completed the terms of the arrangements with these customers for the disposal of their waste on the Company's site.

The obligations of these customers related to their waste, as per industry practice, and the Company's historical experience on such arrangements, provides reasonable assurance as to the collectibility of substantially all of the remaining balances owing on these contractual arrangements. At December 31, 2006 and September 30, 2006 the Company has accrued an estimate for uncollectibility related to these contracts in the amounts of $29,463 and $29,463, respectively.

Accrued Customer Legacy Waste Expenses
The Company has paid and incurred significant costs exceeding the balances owing on the aforementioned customer legacy waste contract arrangements. Substantial completion of the terms specified in the contract arrangements has occurred. The remaining costs of completion, primarily disposal costs, have been estimated and accrued at the balance sheet date.

## NOTE 4 – RELATED PARTY TRANSACTIONS

At December 31, 2006 and September 30, 2006 the Company has recorded related party receivables and/or payables from transactions with its parent company, Nuvotec USA, Inc. In addition, the Company has recorded a related party capital contribution in 2006.

At December 31, and September 30, 2006 related party balances are summarized as follows:

| | 12/31/06 | 9/30/06 |
|---|---|---|
| Related party receivable | $ 262,753 | $ 93,161 |
| Related party payable | - | - |
| Net related party receivable | $ 262,753 | $ 93,161 |

## NOTE 5 – ECONOMIC CONCENTRATIONS

The Company provides services for commercial and governmental entities. For the three months ended December 31, 2006 and 2005, the Company had two customers which together represented 63% and 35% of its revenues, respectively, and had two customers which represented 28% and 31%, and 31% and 6%, respectively, of accounts receivable at December 31, 2006 and 2005.

## NOTE 6 – COMMITMENTS AND CONTINGENCIES

Standby Letter of Credit
The Company has a standby letter of credit with Key Bank. The letter of credit is dated September 15, 2006 and is subject to quarterly and/or annual renewal. The letter of credit is collateral, not a debt facility, in the amount of $1,250,000. The letter of credit provides collateral to the insurer for a fraction of the coverage required for plant closure insurance of the Company's facilities. The quarterly and/or annual fee for this collateral instrument is 2.25% of the face amount of the letter of credit.

Legacy Waste Liability

Upon its acquisition of ATG, Inc.'s assets from a Chapter 11 trustee in July of 2003, The LLC assumed the responsibility for treatment and processing of hazardous waste, which was delivered months earlier to the Washington State facility previously owned by ATG, Inc. and had not been treated or processed. The LLC recorded a liability for the unprocessed waste of $2,002,000, which is the estimated cost to dispose of the legacy waste materials. The State of Washington gave The LLC a schedule to remove (process) the legacy waste from the site, with the final phase of processing to be completed no later than September 1, 2008. Upon The LLC's incorporation, this liability was transferred from The LLC to Pacific EcoSolutions, Inc. The balance of this liability is $1,108,661 as of December 31, 2006.

## NOTE 7 – STOCKHOLDER'S EQUITY

Common Stock

The Company has 10,000,000 shares of $0.0001 par value authorized common stock. As of December 31, and September 30, 2006, 3,806,540 shares were issued and outstanding.

The predecessor entity was Pacific EcoSolutions, LLC whose assets were transferred in August of 2004 to a newly formed successor entity, Pacific EcoSolutions, Inc.

During the year ended September 30, 2006, the Company received net capital contributions of $403,897 from its parent company, Nuvotec USA, Inc.

## NOTE 8 – INTANGIBLE ASSETS

Radioactive Materials Licenses and Permits

The State of Washington has issued the Company licenses and permits to accept and dispose of radioactive and mixed waste materials. The Company has recorded an intangible asset for approximately $2,202,000 related to these licenses and permits. The recorded cost of these licenses and permits is supported by the offsetting contracted liability assumed by the Company for the disposal of legacy waste at the time of licenses and permits acquisition.

Additionally, the Company purchased licenses and permits from the following federal and state agencies: United States Environmental Protection Agency, State of Washington Department of Health, State of Washington Department of Ecology, and the United States Department of Transportation. The purchase price of these licenses was $2,650,000. The Company's business plan assumes the licenses and permits will be renewed for at least fifteen years. Licenses and permits are being amortized over fifteen years.

Intangible asset costs consist of the following at December 31, and September 30, 2006:

| | 12/31/06 | 9/30/06 |
|---|---|---|
| Radioactive materials licenses and permits | $ 4,850,353 | $ 4,850,353 |
| Less: accumulated amortization | (1,064,383) | (983,544) |
| | $ 3,785,970 | $ 3,866,809 |

## NOTE 9 – ENVIRONMENTAL AND REGULATORY RISK

The Company operates in an environmentally sensitive industry and is subject to extensive federal, state and local laws and regulations adopted for the protection of the environment. These laws and regulations, pertaining to the Company's processing of hazardous waste, have extensive and complicated requirements relating to obtaining permits, monitoring, record keeping and reporting. Management believes that the Company is in material compliance with applicable laws, permits and other applicable environmental regulations.

## NOTE 10 – INCOME TAXES

During the three months ended December 31, 2006, the Company realized a loss before income taxes of $994,675. As a result, the Company has recognized $338,190 of federal income tax benefit, calculated at a rate of approximately 34%, and a decrease in its current and deferred tax liabilities for this same amount.

## NOTE 11 – COMMITMENTS AND CONTINGENCIES

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

The Company handles hazardous waste, which is transported to and from its facilities for treatment and disposal. As a result of treating and disposing hazardous waste, in the event any cleanup is required, the Company could be a potentially responsible party for the costs of the cleanup notwithstanding any absence of fault. In addition to the Company's exposure to claims for causing damage to property, injuries to persons and claims alleging negligence or omissions in the performance of its services could be substantial. The Company believes that its insurance coverage is adequate to protect against the various types of risks encountered. The Company has various policies and operational procedures in place to mitigate and minimize the potential for fines or penalties levied by governing regulatory agencies.

## NOTE 12 – SUBSEQUENT EVENTS

On June 13, 2007 the Company's parent, Nuvotec USA, Inc. (Nuvotec) and the Company were acquired for $11.2 million by Perma-Fix Environtmental Services, Inc. (Perma-Fix). In connection with the transaction, Perma-Fix issued $2.0 million in shares of Perma-Fix common stock and $2.5 million in debt instruments payable over a four year period to those Nuvotec shareholders that qualify as accredited investors, $2.3 million in cash to both non-accredited and accredited Nuvotec shareholders, and up to $4.4 million of cash earn-out to both non-accredited and accredited Nuvotec shareholders, which could vary dependent on meeting or exceeding certain future revenue thresholds over a four year period. Perma-Fix assumed $9.4 million of debt, plus the debts and obligations of the Company incurred in the ordinary course of the Company's business.